Exhibit 99.1

NewsRelease

TC PipeLines, LP Prices Public Offering of Common Units

OMAHA, Nebraska – April 28, 2011 – TC PipeLines, LP (NASDAQ: TCLP) (the Partnership) today announced that it has priced the public offering of 6,300,000 common units at $47.58 per unit. Gross proceeds of approximately $300 million from this offering will be used to partially fund the previously announced acquisition of a 25 per cent interest in both Gas Transmission Northwest LLC (GTN) and Bison Pipeline LLC (Bison) from TransCanada Corporation (TSX, NYSE: TRP) (TransCanada). The offering, announced on April 27, 2011, is expected to close on May 3, 2011.

TC PipeLines, LP has granted a syndicate of underwriters led by BofA Merrill Lynch, Morgan Stanley, UBS Investment Bank, J.P. Morgan and Wells Fargo Securities who are acting as joint book-running managers, and RBC Capital Markets and SunTrust Robinson Humphrey as co-managers, a 30-day option to purchase up to an additional 945,000 common units to cover over-allotments.

If the underwriters exercise their option to purchase additional units, the Partnership intends to use the additional net proceeds to fund an additional amount of the previously announced acquisition of an interest in both GTN and Bison.

The offering is being made under the Partnership’s existing shelf registration statement. With the close of this offering and assuming the underwriters do not exercise their option to purchase additional units, TransCanada’s ownership of the Partnership will be approximately 33.9 per cent.

A copy of the prospectus supplement and prospectus relating to the offering may be obtained from any of the following addresses:

BofA Merrill Lynch	Morgan Stanley
4 World Financial Center	Attn: Prospectus Dept.
New York, NY 10080	180 Varick Street, 2nd Floor
Attn: Prospectus Department	New York, NY 10014
Email: dg.prospectus_requests@baml.com	Email: prospectus@morganstanley.com
Telephone: 866-718-1649

UBS Investment Bank	Wells Fargo Securities
Attention: Prospectus Department	Attn: Equity Syndicate Dept.
299 Park Avenue	375 Park Avenue
New York, NY 10171	New York, NY 10152
Telephone: 888-827-7275	Telephone: 800-326-5897
Email: cmclientsupport@wellsfargo.com

J.P. Morgan
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: 866-802-9204

This news release does not constitute an offer to sell or a solicitation of an offer to buy the limited partnership interests described herein, nor shall there be any sale of these limited partnership interests in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.

TC PipeLines, LP has interests in over 3,900 miles of federally regulated U.S. interstate natural gas pipelines including Great Lakes Gas Transmission Limited Partnership, Northern Border Pipeline Company, North Baja Pipeline, LLC and Tuscarora Gas Transmission Company. These pipelines serve markets across the United States and Eastern Canada. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. TC PipeLines GP, Inc. also holds common units of TC PipeLines, LP. Common units of TC PipeLines, LP are quoted on the NASDAQ Global Select Market and trade under the symbol “TCLP.”

Cautionary Statement Regarding Forward-Looking Information

This news release may include “forward-looking statements” regarding future events and the future financial performance of TC PipeLines, LP. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “forecast,” “project,” “may,” “plan,” “strategy,” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events and are not guarantees of performance. Actual results may differ materially from those expressed or implied in these forward-looking statements and are subject to a number of risks and uncertainties. Important factors that could cause actual results to materially differ from the Partnership’s current expectations include the demand for Great Lakes and Northern Border transportation in the future; the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy; regulatory decisions, particularly those of the FERC; the ability of Great Lakes and Northern Border to recontract their available capacity on competitive terms; the Partnership’s ability to identify and/or consummate accretive growth opportunities from TransCanada Corporation or others; the ability to access capital and credit markets with competitive rates and terms; operational decisions of the operator of our pipeline systems; the failure of a shipper on any one of the Partnership’s pipelines to perform its contractual obligations; supply of natural gas in the Western Canada Sedimentary Basin and in competing basins, such as the Rocky Mountains; future demand for natural gas; overcapacity in the industry; success of other pipelines competing with Northern Border and Great Lakes by bringing competing U.S.-sourced gas to Northern Border’s and Great Lakes’ markets; and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Report on Form 10-Q. These filings are available to the public over the Internet at the SEC’s website (www.sec.gov) and via the Partnership’s website (www.tcpipelineslp.com). The Partnership disclaims any intention or obligation to update publicly or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, occurring after the date hereof.

Media Inquiries:	Terry Cunha/Shawn Howard	403.920.7859
		800.608.7859

Unitholder and Analyst Inquiries:	Lee Evans	877.290.2772
		investor_relations@tcpipelineslp.com